Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-107336, 333-88255, 333-40174 and 333-119402) of
GraphOn Corporation of our report dated April 17, 2005 relating to the financial statements of Network Engineering Software, Inc., which appears in Amendment Number 2 to the Current Report on Form 8-K of GraphOn Corporation dated January 31, 2005.

/s/ Macias Gini & Company LLP
Macias Gini & Company LLP
Sacramento, California

May 9, 2005